EXHIBIT 10.2

FORM OF

CTI GROUP (HOLDINGS) INC.

STOCK INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

CTI Group (Holdings) Inc. (the “Company”), pursuant to its CTI Group (Holdings) Inc. Stock Incentive Plan (the “Plan”), hereby grants to the individual listed below (“Participant”), the restricted units of stock (the “Restricted Stock Units”) as set forth below. This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) (including without limitation the restrictions on the shares of Common Stock set forth in the Restricted Stock Unit Agreement) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant of Restricted Stock (the “Grant Notice”) and the Restricted Stock Unit Agreement.

Participant:

Restricted Stock Units:

Grant Date:

Vesting Schedule:

each a “Vesting Date”.

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. The Participant has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	CTI GROUP (HOLDINGS) INC.

Signature	Signature

Print Name	Print Name

Print Title

Address:

Email:
Fax:

Exhibit A

CTI GROUP (HOLDINGS) INC.

STOCK INCENTIVE PLAN

RESTRICTED STOCK UNITS AWARD AGREEMENT

Pursuant to the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Award Agreement (this “Agreement”) is attached, CTI Group (Holdings) Inc. (the “Company”) has granted to Participant the number of Restricted Stock Units under the CTI Group (Holdings) Inc. Stock Incentive Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.

1. Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

2. Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

3. Grant. The Company hereby grants to the Participant under the Plan an award of the number of Restricted Stock Units set forth in the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan. Subject to Paragraph 5 of this Agreement, each Restricted Stock Unit represents the right of the Participant to receive if such Restricted Stock Unit becomes vested (a) shares of Common Stock, (b) a cash payment, or (c) a combination of shares of Common Stock and such cash payment.

4. Vesting. The Restricted Stock Units awarded by the Grant Notice and this Agreement that are scheduled to vest on a specific Vesting Date set forth in the Grant Notice shall vest if the Participant shall have been continuously employed by the Company or by one of its Subsidiaries from the Grant Date until the applicable Vesting Date. Notwithstanding the foregoing or the provisions set forth in the Grant Notice or Section 12 of the Plan, the Restricted Stock Units shall immediately vest with respect to 100% of the Restricted Stock Units covered by this Agreement upon the occurrence of any of the following events: (a) termination by the Company of the Participant’s employment with the Company or a Subsidiary without “Cause” (as defined in the Plan), or (b) termination of the Participant’s employment with the Company or a Subsidiary due to the Participant’s death or disability. If the Participant ceases to be employed by the Company for any reason other than a reason set forth in clause (a) or (b) of the immediately preceding sentence, including any termination of employment by the Company or a termination of employment by the Participant prior to an applicable Vesting Date, the unvested Restricted Stock Units shall automatically be forfeited upon such termination of employment by the Company or by the Participant.

5. Change in Control and Other Transactions. Notwithstanding anything to the contrary in this Agreement or in the Plan (including, but not limited to, Section 11 of the Plan) and subject to compliance with the Code, applicable securities and other laws and applicable national securities exchange requirements, upon a Change in Control, the Restricted Stock Units shall not immediately vest and the Committee may amend, alter, adjust or otherwise modify this Award, including but not limited to accelerating the vesting of the Restricted Stock Units, or may provide for the issuance of a replacement award under the Plan or otherwise (“Replacement Award”); provided, however, that, other than in connection with the issuance of a Replacement Award, the Committee shall not terminate this Award without the Participant’s consent. In addition, and notwithstanding anything to the contrary in this Agreement or in the Plan (including, but not limited to, Section 11 of the Plan) and subject to compliance with the Code, applicable securities and other laws and applicable national securities exchange requirements, the Committee may issue a Replacement Award in connection with a merger, conversion, consolidation or other reorganization of, or involving, the Company that does not constitute a Change in Control.

6. Payment of Restricted Stock Units. As soon as reasonably practicable following vesting of Restricted Stock Units but in no event later than sixty (60) days following the date of such vesting, the Committee shall cause to be delivered to the Participant either (a) the full number of shares of Common Stock underlying the vested Restricted Stock Units, (b) a cash payment determined by reference to the then-current Fair Market Value of such shares of Common Stock underlying the vested Restricted Stock Units, or (c) a combination of such shares of Common Stock and such cash payment. The delivery of shares of Common Stock and/or a cash payment pursuant to the immediately preceding sentence shall be determined by the Committee, in its sole discretion, and shall be subject to satisfaction of applicable tax withholding obligations with respect thereto in accordance with Section 10 of this Agreement. The value of any shares of Common Stock and/or cash delivered to the Participant shall be the then-current Fair Market Value of such shares of Common Stock underlying the vested Restricted Stock Units. In no event shall the value of any shares of Common Stock and/or cash delivered to the Participant with respect to vested Restricted Stock Units result in duplication in the value of such vested Restricted Stock Units to be provided to the Participant or the delivery of Shares and/or cash in excess of the then-current Fair Market Value of such shares of Common Stock underlying the vested Restricted Stock Units.

7. No Rights to Awards; Non-Uniform Determinations. The Participant shall not have any claim to be granted any Awards under the Plan. Neither the Company nor the Committee is obligated to treat Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants who receive, or are eligible to receive, Restricted Stock Units (whether or not such Participants are similarly situated). In the event of any dispute or disagreement as to the interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Award, the decision of the Committee shall be final and binding upon all persons.

8. Notices.

(a) Notice to the Company. Notices intended for the Company shall be deemed validly given only if delivered in person to, or duly sent, postage and fees prepaid, by registered mail or national courier service addressed to the Committee at the Company’s principal office and to the attention of such person as designated by the Committee, or to such other address or officer as the Committee may hereafter designate by written notice.

(b) Notice to the Participant Notices intended for the Participant (or any transferee of the Participant) shall be deemed validly given only if delivered in person or duly sent, postage and fees prepaid, by mail or national courier service to the last known address of the Participant (or such transferee) as it appears on the records of the Company or to such other address as the Participant (or such transferee) shall designate by written notice.

(c) General. Notices under this Agreement must be in writing. Notices may be sent by nationally or internationally recognized overnight couriers (UPS, Fedex, DHL or other commercial delivery service). Notices are effective when actually delivered or, if mailed (A) by the United States Postal Service, three days after deposit into the United States mail by registered or certified mail, postage prepaid or (B) a nationally or internationally recognized overnight courier, the next business day after deposit if within the United States, or the second business day after deposit, if not within the United States.

9. No Shareholder Rights. This Award does not give the Participant any of the rights of a shareholder of the Company unless and until shares of Common Stock are in fact issued to such person in connection with such Award.

10. Withholding. By Participant’s acceptance of this Agreement, the Participant agrees to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the shares of Common Stock that may be issued hereunder. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or a Subsidiary, as the case may be, to the Participant.

11. Issuance of Shares of Common Stock. The Participant covenants and agrees with the Company that if, with respect to any shares of Common Stock delivered to the Participant pursuant to this Agreement, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares of Common Stock subject to this Agreement, (i) that Participant takes the shares of Common Stock for the Participant’s own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares of Common Stock shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares of Common Stock being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Participant shall, prior to any offer for sale or sale of such shares of Common Stock, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that if certificated, the Participant agrees that the certificate or certificates evidencing such shares of Common Stock shall bear a legend to the effect of the foregoing.

12. No Effect on Employment. This Agreement is not a contract of employment, as applicable, and the terms of the Participant’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the employment of a Participant who is employed by the Company or any of its Subsidiaries, and it shall not impose any obligation on the Participant’s part to remain in the employ of the Company or any of its Subsidiaries.

13. Transferability. The Restricted Stock Units may not in any manner be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated.

14. Amendments. Subject to the terms of the Plan, this Agreement may not be amended or modified except by a written agreement executed by the Company and the Participant or their respective successors and legal representatives.

15. Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

16. Complete Agreement. This Agreement and the Notice constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

17. Severability. If any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

CTI Group (Holdings) Inc.

By:
Name:
Title:
Address:

I agree to the terms of this Agreement and the Plan.

By:
Name: [Print Name of Participant]

Address: